PROXY VOTING AGREEMENT
(Weiss/McNeill)

THIS PROXY VOTING AGREEMENT (this “Agreement”) is made effective as of June 8, 2007 (the “Effective Date”), by and between Harvey L. Weiss (“Weiss”), an individual and a Member of Fortress America Holdings, LLC (“Fortress”) and Philip A. McNeill, an individual (“McNeill”).

RECITALS:

WHEREAS, Weiss, Fortress and C. Thomas McMillen (“McMillen”) entered into that certain Operating Agreement, effective as of June 8, 2007, whereby the parties thereto set forth their agreements regarding the governance and operation of Fortress; and

WHEREAS, Fortress was formed with the purpose of serving as the managing member of Fortress America Acquisition Holdings, LLC, a Delaware limited liability company (“FAAH”); and

WHEREAS, Fortress holds 23,600 FAAH Class B membership units, or one percent (1%) of the total number of FAAH membership units issued and outstanding as of the effective date hereof; and

WHEREAS, FAAH was formed with the purpose of investing in Fortress America Acquisition Corporation II (“FAAC II”), a blank check company organized under the laws of the State of Delaware; and

WHEREAS, FAAC II was formed with the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one (1) or more operating businesses in the homeland security industry (a “Business Combination”); and

WHEREAS, FAAH has purchased insider shares (the “Founder Shares”) of FAAC II’s common stock, par value $0.0001 per share; and

WHEREAS, FAAC II has twenty-four (24) months from the effective date of its initial public offering pursuant to that certain registration statement on Form S-1 to consummate a Business Combination or its corporate existence will cease by operation of law; and

WHEREAS, the Founder Shares will be placed in an escrow account and will not be transferable or salable (except under limited conditions) until released from escrow in accordance with those terms and conditions set forth in an escrow agreement, by and among FAAH, FAAC II and Continental Stock Transfer & Trust Company, as escrow agent (the “Founder Shares Escrow Agreement”); such release date shall be referred to herein as the “Escrow Shares Release Date”; and

WHEREAS, the Escrow Shares Release Date shall not occur prior to one (1) year following the consummation of a Business Combination or earlier if, following the consummation of a Business Combination, FAAC II consummates a transaction after the Business Combination which results in all of the stockholders of the combined entity having the right to exchange their shares of FAAC II Common Stock for cash, securities or other property; and

WHEREAS, All FAAH members are entitled to receive Founder Shares upon the occurrence of a Founder Share Distribution (as defined below), at which time FAAH shall distribute, transfer and deliver the Founder Shares to its members (including, without limitation, to Weiss, McMillen and Fortress) in proportion to their respective number of membership units of FAAH owned by each FAAH member; and

WHEREAS, a “Founder Share Distribution” shall occur upon the earlier of: (i) thirty (30) days following the effective date of a registration statement covering the Founder Shares and (ii) one hundred twenty (120) days following the Escrow Shares Release Date; and

WHEREAS, FAAH shall distribute to all of its members (including, without limitation, to Weiss, McMillen and Fortress), and its members shall be entitled to receive from FAAH, the Founder Shares in accordance with the terms and conditions set forth in FAAH’s operating agreement and in the Founder Shares Escrow Agreement; and

WHEREAS, Weiss is the beneficial owner of fifty percent (50%) of the membership units of Fortress; and

WHEREAS, Weiss desires to grant to McNeill, and McNeill desires to receive from Weiss, an irrevocable proxy to vote fifty-one percent (51%) of his membership units in Fortress (the “Voting Units”) in accordance with the terms set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Irrevocable Proxy. By execution of this Agreement, Weiss does hereby appoint and constitute McNeill, until the Expiration Date (as defined in Section 2 below), with full power of substitution and resubstitution, as Weiss’s true and lawful attorney and irrevocable proxy, to the full extent of the undersigned’s voting rights with respect to the Voting Units. Weiss intends this proxy to be irrevocable until the Expiration Date.

2. Expiration Date. This Agreement shall terminate and shall have no further force or effect upon a Founder Share Distribution (the “Expiration Date”).

3. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

4. Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any State or Federal court in the State of Virginia, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile (with confirmation of receipt), or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to Weiss:	Harvey L. Weiss 9121 Town Gate Lane Bethesda, Maryland 20817 Facsimile: ( ) _____________

If to McNeill:	Philip A. McNeill 6715 Rock Fall Court Clifton, Virginia 20124 Facsimile: ( ) _____________

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

6. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of any state or federal court sitting in Fairfax County, Virginia for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Fairfax County, Virginia courts and agree not to plead or claim in any Fairfax County, Virginia court that such litigation brought therein has been brought in any inconvenient forum.

7. Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

9. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

10. Recitals. The Recitals herein above are hereby incorporated into this Agreement as if fully stated herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

HARVEY L. WEISS, an individual

By:	/s/ Harvey L. Weiss
Name: Harvey L. Weiss

PHILIP A. McNEILL, an individual

By:	/s/ Philip A. McNeill
Name: Philip A. McNeill